Filed pursuant to Rule 433

Registration No. 333-183951

September 25, 2013

Pricing Details on BHP Billiton Senior 2.050% Fixed Rate Notes due 2018

Issuer:	BHP Billiton Finance (USA) Limited

Guarantors:	BHP Billiton Plc and BHP Billiton Limited

Security:	2.050% Guaranteed Senior Notes due 2018 (the “2018 Notes”)

Format:	SEC Registered

Principal Amount:	US$500,000,000

Denomination:	The 2018 Notes will be issued in denominations of US$2,000 and integral multiples of US$1,000

Pricing Date:	September 25, 2013

Settlement Date:	September 30, 2013

Maturity Date:	September 30, 2018

Interest Payment Dates:	March 30 and September 30 of each year, commencing on March 30, 2014

Make-Whole Call	At any time at a discount rate of Treasury plus 15 basis points

Public Offering Price:	Per Note: 99.854%. Total: US$499,270,000

Proceeds to Issuer:	US$497,520,000

Treasury Benchmark:	1.500% due August 31, 2018

Treasury Benchmark Price and Yield:	100-18/1.381%

Spread to Benchmark Treasury:	70 bps

Re-offer Yield:	2.081%

Coupon:	2.050%

Ranking:	The 2018 Notes are unsecured and will rank equally with all of the Issuer’s other unsecured and unsubordinated indebtedness

Use of Proceeds:	General corporate purposes

Joint Active Book-Running Managers:	Barclays Capital Inc. Goldman, Sachs & Co. J.P. Morgan Securities LLC

CUSIP:	055451 AT5

ISIN:	US055451AT54

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free on 1-888-603-5847 or emailing barclaysprospectus@broadridge.com / or calling Goldman, Sachs & Co. on 1-866-471-2526 or emailing prospectus-ny@ny.email.gs.com / or calling J.P. Morgan Securities LLC on 1-212-834-4533.

Filed pursuant to Rule 433

Registration No. 333-183951

September 25, 2013

Pricing Details on BHP Billiton Senior 3.850% Fixed Rate Notes due 2023

Issuer:	BHP Billiton Finance (USA) Limited

Guarantors:	BHP Billiton Plc and BHP Billiton Limited

Security:	3.850% Guaranteed Senior Notes due 2023 (the “2023 Notes”)

Format:	SEC Registered

Principal Amount:	US$1,500,000,000

Denomination:	The 2023 Notes will be issued in denominations of US$2,000 and integral multiples of US$1,000

Pricing Date:	September 25, 2013

Settlement Date:	September 30, 2013

Maturity Date:	September 30, 2023

Interest Payment Dates:	March 30 and September 30 of each year, commencing on March 30, 2014

Make-Whole Call	At any time at a discount rate of Treasury plus 20 basis points

Public Offering Price:	Per Note: 99.877%. Total US$1,498,155,000

Proceeds to Issuer:	US$1,491,405,000

Treasury Benchmark:	2.500% due August 15, 2023

Treasury Benchmark Price and Yield:	99-00/2.615%

Spread to Benchmark Treasury:	125 bps

Re-offer Yield:	3.865%

Coupon:	3.850%

Ranking:	The 2023 Notes are unsecured and will rank equally with all of the Issuer’s other unsecured and unsubordinated indebtedness

Use of Proceeds:	General corporate purposes

Joint Active Book-Running Managers:	Barclays Capital Inc. Goldman, Sachs & Co. J.P. Morgan Securities LLC

CUSIP:	055451 AU2

ISIN:	US055451AU28

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free on 1-888-603-5847 or emailing barclaysprospectus@broadridge.com / or calling Goldman, Sachs & Co. on 1-866-471-2526 or emailing prospectus-ny@ny.email.gs.com / or calling J.P. Morgan Securities LLC on 1-212-834-4533.

Filed pursuant to Rule 433

Registration No. 333-183951

September 25, 2013

Pricing Details on BHP Billiton Senior 5.000% Fixed Rate Notes due 2043

Issuer:	BHP Billiton Finance (USA) Limited

Guarantors:	BHP Billiton Plc and BHP Billiton Limited

Security:	5.000% Guaranteed Senior Notes due 2043 (the “2043 Notes”)

Format:	SEC Registered

Principal Amount:	US$2,500,000,000

Denomination:	The 2043 Notes will be issued in denominations of US$2,000 and integral multiples of US$1,000

Pricing Date:	September 25, 2013

Settlement Date:	September 30, 2013

Maturity Date:	September 30, 2043

Interest Payment Dates:	March 30 and September 30 of each year, commencing on March 30, 2014

Make-Whole Call	At any time at a discount rate of Treasury plus 20 basis points

Public Offering Price:	Per Note: 99.985%. Total:US$2,499,625,000

Proceeds to Issuer:	US$2,477,750,000

Treasury Benchmark:	2.875% due May 15, 2043

Treasury Benchmark Price and Yield:	85-6+/3.701%

Spread to Benchmark Treasury:	130 bps

Re-offer Yield:	5.001%

Coupon:	5.000%

Ranking:	The 2043 Notes are unsecured and will rank equally with all of the Issuer’s other unsecured and unsubordinated indebtedness

Use of Proceeds:	General corporate purposes

Joint Active Book-Running Managers:	Barclays Capital Inc. Goldman, Sachs & Co. J.P. Morgan Securities LLC

CUSIP:	055451 AV0

ISIN:	US055451AV01

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free on 1-888-603-5847 or emailing barclaysprospectus@broadridge.com / or calling Goldman, Sachs & Co. on 1-866-471-2526 or emailing prospectus-ny@ny.email.gs.com / or calling J.P. Morgan Securities LLC on 1-212-834-4533.

Filed pursuant to Rule 433

Registration No. 333-183951

September 25, 2013

Pricing Details on BHP Billiton Senior Floating Rate Notes due 2016

Issuer:	BHP Billiton Finance (USA) Limited

Guarantors:	BHP Billiton Plc and BHP Billiton Limited

Security:	Guaranteed Senior Floating Rate Notes due 2016 (the “2016 Notes”)

Format:	SEC Registered

Principal Amount:	US$500,000,000

Denomination:	The 2016 Notes will be issued in denominations of US$2,000 and integral multiples of US$1,000

Pricing Date:	September 25, 2013

Settlement Date:	September 30, 2013

Maturity Date:	September 30, 2016

Interest Payment and Reset Dates:	March 30, June 30, September 30 and December 30 of each year, commencing on December 30, 2013

Public Offering Price:	Per Note: 100%. Total: US$500,000,000

Proceeds to Issuer:	US$498,750,000

Coupon:	3 month USD LIBOR plus the Spread (set out below)

Spread:	25 bps

Ranking:	The 2016 Notes are unsecured and will rank equally with all of the Issuer’s other unsecured and unsubordinated indebtedness

Use of Proceeds:	General corporate purposes

Joint Active Book-Running Managers:	Barclays Capital Inc. Goldman, Sachs & Co. J.P. Morgan Securities LLC

CUSIP:	055451 AS7

ISIN:	US055451AS71

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free on 1-888-603-5847 or emailing barclaysprospectus@broadridge.com / or calling Goldman, Sachs & Co. on 1-866-471-2526 or emailing prospectus-ny@ny.email.gs.com / or calling J.P. Morgan Securities LLC on 1-212-834-4533.

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